                                                                  Exhibit 4.2(a)





                            WINN-DIXIE STORES, INC.,

                                                            Issuer

                                       and

                              ASTOR PRODUCTS, INC.
                               CRACKIN' GOOD, INC.
                            DEEP SOUTH PRODUCTS, INC.
                               DIXIE PACKERS, INC.
                              MONTEREY CANNING CO.
                           WINN-DIXIE CHARLOTTE, INC.
                           WINN-DIXIE LOGISTICS, INC.
                           WINN-DIXIE LOUISIANA, INC.
                           WINN-DIXIE MONTGOMERY, INC.
                          WINN-DIXIE PROCUREMENT, INC.
                            WINN-DIXIE RALEIGH, INC.,

                                                            Guarantors

                                       to

                            WILMINGTON TRUST COMPANY,

                                                            Trustee


                                ---------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 29, 2001

                                ---------------

                                  $300,000,000
                            8 7/8% Senior Notes due 2008

                                ---------------

             Supplemental to Indenture dated as of December 26, 2000

         FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 2001 (the "First Supplemental Indenture"), among WINN-DIXIE STORES, INC., a Florida corporation (hereinafter called the "Company"), each of the GUARANTORS signatory hereto and WILMINGTON TRUST COMPANY, as trustee under the Base Indenture referred to below (hereinafter called the "Trustee").

         WHEREAS, the Company and the Guarantors entered into an Indenture dated as of December 26, 2000 (the "Base Indenture," all capitalized terms used in this First Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture) (Base Indenture and First Supplemental Indenture are hereinafter collectively called the "Indenture") with the Trustee, for the purposes of issuing its senior unsecured debentures, notes or other evidences of indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

         WHEREAS, the Company proposes to issue $300,000,000 aggregate principal amount of its 8 7/8% Senior Notes due 2008 (such securities being referred to herein as the "Securities"); and

         WHEREAS, Sections 901(2), 901(4), 901(6) and 901(8) of the Base Indenture provide that without the consent of the Holders of the securities of any series issued under the Base Indenture, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things (a) add to the covenants of the Company for the benefit of the Holders of all or any series of securities, (b) establish the form or terms of securities of any series as permitted by Sections 201 and 301 thereof, (c) cure any ambiguity, to correct or supplement any provision in the Base Indenture which may be defective or which may be inconsistent with any other provision of the Base Indenture, or to make any other provisions with respect to matters or questions arising under the Base Indenture which shall not adversely affect the interests of the Holders of the securities of any series in any material respect and (d) add additional Events of Default with respect to all or any series of securities; and

         WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture;

         WHEREAS, each of the Guarantors has duly authorized the issuance of a guarantee of the Securities, and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this First Supplemental Indenture; and

         WHEREAS, all things necessary have been done to make this First Supplemental Indenture, when executed and delivered by the Company and the Guarantors, the legal, valid and binding agreement of the Company and the Guarantors, in accordance with its terms.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         The parties hereto mutually covenant and agree as follows:

         SECTION 1. The Base Indenture is hereby amended solely with respect to the Securities, except as otherwise expressly provided herein, as follows:

         (A) By amending Section 101 to add new definitions thereto in appropriate alphabetical sequences, as follows:

               "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or
         (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

               "Adjusted Funded Debt" means on any date of determination an amount equal to the sum of (a) Funded Debt plus (b) an amount equal to the product of (i) aggregate Consolidated Rental Expense for the four most recent fiscal quarters reported by the Company in its public filings multiplied by (ii) 8.

              "Asset Sale" means any sale, issuance, conveyance, transfer (other than as security), lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

         (1)  any Capital Stock of any Restricted Subsidiary;

         (2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

         (3) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

              For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets

         (A)  that is governed by the provisions described under Article VIII,

         (B) that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture,

          (C) that would be within the definition of a "Restricted Payment" under Section 1015 and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under such covenant,

          (D) that constitutes inventory or is, in the reasonable determination of the Company, of obsolete or worn-out property or property no longer used in the Company's or any Restricted Subsidiary's business in the ordinary course of business, or

          (E) the Fair Market Value of which in the aggregate does not exceed $500,000 in any transaction or series of related transactions.

               "Asset Swap" means the exchange by the Company or a Restricted Subsidiary of a portion of its property, business or assets, in the ordinary course of business, for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in the business of the Company on the date of the First Supplemental Indenture or in a Permitted Business, or a combination of any property, business or assets or Capital Stock of such a Person and cash or Cash Equivalents.

               "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

               "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

               "Capital Expenditures" means, for any period, purchases of property, plant and equipment, net during such period calculated in accordance with GAAP in accordance with the manner of calculation of purchases of property, plant and equipment, net set forth in the Company's Consolidated Statements of Cash Flows in its Annual Report on Form 10-K for the fiscal year ended June 28, 2000.

               "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

               "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such

          Person's capital stock, other equity interests whether now outstanding or issued after the date of the First Supplemental Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

               "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person and its Restricted Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of this Indenture the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

               "Cash Equivalents" means

               (1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency, political subdivision or instrumentality thereof,

               (2) deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least "A" by Standard & Poor's, or at least "A2" by Moody's,

               (3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's and at least "P-1" by Moody's,

               (4) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition, and

               (5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

               "Change of Control" means the occurrence of any of the following events:

               (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), other than Permitted Holders, directly or indirectly, of more (x) than 35% of the total outstanding Voting Stock of the Company and
                    (y) Voting Stock than the Permitted Holders;

               (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

               (3) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

                    (A) the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or
                         (2) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under Section 1015 (and such amount shall be treated as a Restricted Payment subject to the provisions in this Indenture described under Section 1015) and

                    (B) immediately after such transaction, no "person" or "group" other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of
                         more (x) than 35% of the total outstanding Voting Stock of the surviving corporation and (y) Voting Stock of the surviving corporation than the Permitted Holders; and

                    (C) the stockholders of the Company prior to such transaction beneficially own a majority of the Voting Stock of the surviving entity after such transaction; or

               (4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article VIII.

          For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

               "Change of Control Event" means the occurrence of a Change of Control and a Rating Decline.

               "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

               "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of

               (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income
                    (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-cash Charges and non-cash non-recurring charges resulting from the Restructuring and other non-recurring charges as reported or disclosed prior to the date of the First Supplemental Indenture and one-third of Consolidated Rental Expense for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to Consolidated Non-cash Charges (other than in respect of the Restructuring and other non-recurring charges as reported or disclosed prior to the date of the First Supplemental Indenture) that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

               (b) the sum of Consolidated Interest Expense for such period, one-third of Consolidated Rental Expense and cash and noncash dividends paid on any Redeemable Capital Stock or Preferred Stock of such Person and its Restricted Subsidiaries during such period, in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision) to

               (1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

               (2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

               (3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

               (4) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

          provided that

               (1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

               (2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

               "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

               "Consolidated Interest Expense" of any Person means, for any period, the sum of (a) the aggregate interest expense in accordance with GAAP, net of interest income received during such period, of such Person and its Restricted Subsidiaries of the Person and its Restricted Subsidiaries, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, plus, (b) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a) above, whether or not paid by such Person or its Restricted Subsidiaries.

               "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

               (1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

               (2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

               (3) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

               (4) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

               (5) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business,

               (6) the net income of any non-Guarantor Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

               (7) any restoration to net income of any contingency reserve (other than the reserves created prior to the date of the First Supplemental Indenture related to company owned life insurance tax issues and related interest and closed stores), except to the extent provision for such reserve was made out of income accrued at any time following the date of the First Supplemental Indenture, or

               (8) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person;

          provided that clauses (1) (with respect to extraordinary losses), (2),
          (3), (4), (5), (6), (7) and (8) shall not apply in connection with the calculation of EBITDA and EBITDAR.

               "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

               "Consolidated Rental Expense" or "Consolidated Rental Payments" of any Person means, for any period, all payments made or required to be made by the Company or any of its Restricted Subsidiaries, as lessee or sublessee under any operating lease of real or personal property as rental payments and contingent rentals under operating leases, in each case, as calculated in accordance with GAAP in the manner set forth in the footnotes to the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2000.

               "Consolidated Tangible Net Worth" of any Person means, at any time, for such Person and its Restricted Subsidiaries on a consolidated basis, an amount computed equal to (a) the consolidated stockholders' equity of the Person and its Restricted Subsidiaries, minus, (b) all Intangible Assets of the Person and its Restricted Subsidiaries, in each case as of such time. For the purposes hereof, "Intangible Assets" means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

               "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

               "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

               "Credit Facility" means the $800 million Credit Facility to be entered into among the Company, its subsidiaries which are guarantors thereof, First Union National Bank as a lender and Administrative Agent, Merrill Lynch Capital Corporation as a lender and Syndication Agent and the other lenders party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications in whole or in part of the foregoing).

               "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officers' Certificate, setting forth the basis of the valuation.

               "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

               "EBITDA" means the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income
          (Loss) for such period, Consolidated Interest Expense (including interest expense with respect to the COLI judgment), Consolidated Income Tax Expense, amortization, depreciation and non-cash non-recurring charges resulting from the Restructuring and other non-recurring charges resulting from an inventory write down in an amount not to exceed $8,900,000 as reported or disclosed prior to the date of the First Supplemental Indenture for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP.

               "EBITDAR" means the sum of EBITDA plus the Consolidated Rental Expense for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis.

               "Exchange Act" means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

               "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

               "Fall Away Event" means the Securities shall have achieved Investment Grade status and the Company delivers to the Trustee an Officers' Certificate certifying that the foregoing conditions have been satisfied.

               "Funded Debt" means on any date, the outstanding principal amount of all indebtedness of the Company and its Restricted Subsidiaries described in clauses (1), (3), (6) and (9) of the definition of Indebtedness (in each case, exclusive of intercompany Indebtedness) and the amount of any Contingent Liability of the Company or any of its Restricted Subsidiaries in respect of any of the foregoing types of Indebtedness.

               "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

               "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

               (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

               (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

               (3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

               (4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

               (5)  otherwise to assure a creditor against loss;

          provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

               "Indebtedness" means, with respect to any Person, without duplication,

               (1) all indebtedness of such Person for borrowed money including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

               (2) all indebtedness of such Person for the deferred purchase price of property or services, in either case, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business,

               (3) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

               (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

               (5) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

               (6)  all Capital Lease Obligations of such Person,

               (7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

               (8)  all Guaranteed Debt of such Person,

               (9) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

               (10) Preferred Stock of any Restricted Subsidiary of the Company
                    or any Guarantor, and

               (11) any renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through
                    (10) above which results in a liability or obligation of the type referred to in items (1) through (10) above.

          For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

               "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the holders under this Indenture and the Securities, according to the respective terms thereof.

               "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

               "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that Investment shall not include any accounts receivable in the ordinary course of business.

               "Investment Grade" means, with respect to the Securities, a credit rating of at least Baa3 (or the equivalent) by Moody's, together with a rating of at least BBB- (or the equivalent) by Standard & Poor's; provided that neither of such rating or entities shall have announced a negative or similar outlook or announced or informed the Company that it is reviewing the rating of the Securities in light of downgrading the rating thereof.

               "Issue Date" means the original issue date of the Securities under this Indenture.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Cash Proceeds" means

               (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash, Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of, for cash, Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of

                    (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

                    (2) provisions for all taxes payable as a result of such Asset Sale,

                    (3) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

                    (4) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, and

                    (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and

               (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under
                    Section 1015, the proceeds of such issuance or sale in the form of cash, Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash, Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and including the amount of compensation expense associated with the issuance, net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is equal in right of payment to the Securities and (b) with respect to any Guarantee, Indebtedness which ranks equal in right of payment to such Guarantee.

               "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date of the First Supplemental Indenture and businesses reasonably related, complimentary or ancillary thereto, including reasonably related extensions or expansions thereof.

               "Permitted Holders" means any of A. Dano Davis, Robert D. Davis,
          T. Wayne Davis and Charles P. Stephens and any trusts, estates, corporations and other entities controlled by, or for the benefit of, any of the foregoing or their family members.

               "Permitted Investment" means

               (1) Investments in any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

               (2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6) and (7) of the definition of "Permitted Indebtedness;"

               (3)  Investments in any of the Securities;

               (4)  Cash Equivalents;

               (5) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under
                    Section 1017 to the extent such Investments are non-cash proceeds as permitted under such covenant or non-cash proceeds from a sale of assets which is not considered an Asset Sale;

               (6) Investments in existence on the date of the First Supplemental Indenture; and

               (7) other Investments in an amount not to exceed $25 million in aggregate.

          In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of Investment.

               "Permitted Lien" means:

               (a) any Lien existing as of the date of the First Supplemental Indenture;

               (b) any Lien securing the Credit Facility incurred pursuant to clause (1) of the definition of Permitted Indebtedness;

               (c)  any Lien securing the Securities;

               (d) any Lien securing intercompany debt to the Company or a Guarantor;

               (e)  any Lien arising by reason of

                    (1) any judgment, decree or order of any court, so long as such

                         Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                    (2) taxes, governmental assessments or similar governmental charges or levies not yet due or delinquent or which are being contested by the Company in good faith and by appropriate action;

                    (3) security for payment of workers' compensation, unemployment insurance and other governmental insurance or benefits and under other insurance arrangements;

                    (4) good faith deposits in connection with bids, tenders, statutory obligations, leases, contracts (other than contracts for the payment of money);

                    (5) zoning restrictions, easements, licenses, concession arrangements, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

                    (6) in favor of governmental bodies to secure advance or progress payments pursuant to any contact or statute and Liens in favor of governmental bodies incurred in connection with industrial revenue, pollution control, private activity bond or similar financing; or

                    (7) in favor of mechanics, carriers, warehousemen, landlords, lessors of personal property, materialmen, laborers, employees or suppliers, granted, incurred or arising in the ordinary course of business or as a matter of law for amounts which are not yet delinquent or are being contested by the Company in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                    (f) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, provided that the Lien shall attach only to the assets of the related acquired entity and its Restricted Subsidiaries and not assets of the Company and its Restricted Subsidiaries generally;

                    (g) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety, stay, customs, performance and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

                    (h) any Lien securing Indebtedness permitted to be incurred under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements or otherwise incurred to hedge interest rate, currency or commodity pricing risk;

                    (i) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (including clause (8) of the definition of Permitted Indebtedness) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant

                    (j) other Liens securing Indebtedness in an aggregate amount not to exceed the greater of (x) $20 million and
                         (y) 5% of Company's Consolidated Tangible Net Worth;

                    (k) any Lien constituting a property interest of a lessee, concessionaire or licensee of the Company or any Restricted Subsidiary in property leased or occupied by such Person; and

                    (l) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (k) or the related Indebtedness so long as no additional collateral is granted as security thereby.

               "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

               "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company to the public generally with gross proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering securities issued in acquisitions or substantially for the same type of transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

               "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company at any time after the Securities are issued; provided that

               (1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom,

               (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

               (3) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

               "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

               "Rating Date" means the date which is 30 days prior to public notice of an arrangement which could result in a Change of Control.

               "Rating Decline" means the occurrence on any date from the date of the public notice of an arrangement which could result in a Change of Control until the end of the 90-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Standard & Poor's or Moody's) of

               (1) a decline in the rating of the Securities by either Standard & Poor's or Moody's by at least one notch in the gradation of the rating scale (i.e., + or - for Standard & Poor's or 1, 2 and 3 for Moody's) from their respective ratings of the Securities on any date from the Rating Date to the date of the notice to Standard & Poor's or Moody's of an arrangement which could result in a Change of Control; or

               (2) withdrawal by either Standard & Poor's or Moody's of their respective ratings of the Securities.

               "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

               "Securities Act" means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

               "Standard & Poor's" means Standard & Poor's Ratings Group a division of McGraw Hill, Inc. and its successors.

               "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

               "Tangible Net Worth" of any Person means the Consolidated stockholder's equity of such Person and its Restricted Subsidiaries less the Consolidated intangible assets of such Person and its Restricted Subsidiaries.

               "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under Section 1021.

               "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

               (1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

               (2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

               "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.


          (B) By amending Section 101 to replace in whole the following definitions thereto with the corresponding existing definitions, so that in the event of a conflict with the definition of terms in this Indenture, the following definitions shall control:

               "Affiliate" means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;
          (2) any other Person that owns, directly or indirectly, 10% or more of any class or series of such specified Person's (or any of such Person's direct or indirect parent's) Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which were applied in connection with the preparation of the financial statements of the Company and its Restricted Subsidiaries as contained in the Company's annual report on Form 10-K for the fiscal year ended June 28, 2000.

               "Guarantor" means any Subsidiary which is a guarantor of the Securities, including any Person that is required after the date of the First Supplemental Indenture to execute a guarantee of the Securities pursuant to Section 1018 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

               "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

               "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

               "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under Section 1021.

               "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor statute.

               "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          (C) By amending Section 113 (Governing Law) by deleting the phrase "applicable to agreements made or instruments entered into and, in each case, performed in said State" and replacing it with the phrase "without giving effect to the conflicts of law principles thereof"

          (D) By amending Section 402 (Defeasance and Covenant Defeasance) by adding the following sentence at the end of paragraph (1) as follows:

               Both Section 402(2), defeasance, and Section 402(3), covenant defeasance, apply to the Securities.

          (E)  By amending Section 501 (Events of Default) by:

               (a) deleting clause (4) and replacing it, in whole, with the following new clause (4):

                    (4) (a) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section 501 or in clause (b), (c) or (d) of this clause (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities; (b) there shall be a default in the performance or breach of the provisions described in Article VIII; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1017; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1013;

               (b)  at the end of clause (8), deleting the word "or"

               (c) at the end of clause (9), deleting the " . " and replacing it with the phrase " ; or" and adding clause (10) as follows:

                    (10) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect.

          (F) By amending Section 513 (Waiver of Past Defaults) by deleting the phrase "Outstanding Securities of any series," and replacing it with the phrase "Outstanding Securities, or in the case of the obligation of the Company to make and consummate an offer with respect to an Asset Sale or Asset Sales in accordance with
               Section 1017, the Holders of at least 75% in principal amount of the Outstanding Securities,"

          (G) By amending paragraph (5) of Section 601 (Certain Rights of Trustee) by deleting the phrase "security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities" and replacing it with the phrase "security and indemnity satisfactory to the Trustee against any loss, liability or expense"

          (H)  By adding the following section to Article VI as follows:


          Section 612. Duties of Trustee.

               Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d), if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (I) By amending Section 801 (Company May Consolidate, Etc., Only on Certain Terms) by:

               (a) at the beginning of the first paragraph before the words "The Company shall not," adding the word "(a)" to create a subsection (a)

               (b) in the first paragraph, deleting the phrase "Person, unless:" and replacing it with the phrase "Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:"

               (c) in paragraph (1), after the words "and assets of the Company" adding the words "and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity")"

               (d) at the end of paragraph (1) after the words "or other securities" adding the words "and this Indenture will remain in full force and effect as so supplemented"

               (e)  at the end of paragraph (2), deleting the word "and"

               (f) at the beginning of paragraph (3) before the words "either the Company" adding the words "at the time of the transaction"

               (g) at the end of paragraph (3), deleting the phrase "have been complied with." and replacing it with the phrase "have been complied with, and each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such Person's obligations hereunder and under the Securities; and"

               (i)  adding paragraph (4) as follows

                    (4) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1014.

               (j)  adding subsection (b) as follows:

               (b) Each Guarantor, if any, will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Guarantor), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

                    (1) either (a) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture and such Guarantee and Indenture will remain in full force and effect;


                                      -26

                    (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

                    (3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with paragraph (b) of Section 1018.

          (J) By amending Section 802 (Successor Person Substituted for Company) by

               (a) deleting, in all instances, the phrase "the Company" and replacing it, in all instances, with the phrase "the Company or any Guarantor, as the case may be"

               (b) deleting the phrase "the Securities" and replacing it with the phrase "the Securities or its Guarantee, as the case may be"



          (K) By amending Section 902 (Supplemental Indentures with Consent of Holders) by:

               (a) in the first paragraph, deleting the phrase "not less than a majority in principal amount of the Outstanding Securities of each series" and replacing it with the phrase "at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities)"

               (b) at the end of clause (1), deleting the words "repayment), or" and replacing them with the words "repayment), including amending, changing or modifying any definitions related thereto, or"

               (c) at the end of clause (2), deleting the words "voting, or" and replacing them with the words "voting, including amending, changing or modifying any definitions related thereto, or"

               (d) in clause (3), deleting the words "Section 1010," and replacing them with the words "Section 1010, including amending, changing or modifying any definitions related thereto,"

               (e) at the end of clause (4), deleting the " . " and replacing it with the phrase " , or" and adding clauses (5), (6), (7) and (8) and the subsequent paragraph as follows:

                    (5) change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security, or

                    (6) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Event in accordance with
                         Section 1013, including amending, changing or modifying any definitions related thereto, or

                    (7) except as otherwise permitted under Article VIII, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture, or

                    (8) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee;

                    provided further, however, that no such modification or amendment may, without the consent of the Holders of at least 75% of the outstanding principal amount of the Securities amend, change or modify the obligation of the Company to make and consummate an offer with respect to any Asset Sale or Asset Sales in accordance with Section 1017, including amending, changing or modifying any definitions related thereto.

          (L)  By amending Section 1006 (Limitation on Liens) by:

               (a) adding the following two paragraphs before the first paragraph:

                    The Company will not, and will not cause or permit any
               Restricted Subsidiary to, directly or indirectly, create, incur or affirm any consensual Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date of the First Supplemental Indenture or acquired after the date of the First Supplemental Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Securities (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for any Permitted Liens.

                    Notwithstanding the foregoing, any Lien securing the
               Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary that owns the property or assets subject to such Lien.

               (b) replacing in the first sentence of the first paragraph the words "The Company will not, and will not" with the words "However, if a Fall Away Event has occurred, then, subject to Section 1024 herein, the Company shall no longer be subject to the restrictions described in the preceding paragraphs above; provided, however, that the Company shall not, and shall not"

               (c) in clause (1), deleting the phrase "as of the date of the indenture" and replacing it with the phrase "on the date the Securities are issued hereunder which shall include any Liens which may be created in connection with the Credit Facility in an amount which shall not exceed the availability under the Credit Facility on the date the Securities are issued hereunder

          (M)  By Amending Section 1010 (Waiver of Certain Covenants) by:

               (a) deleting the phrase "Sections 1002 to 1009, inclusive, with respect to the Securities of any series and, if expressly provided pursuant to Section 301(18), any additional covenants applicable to the Securities of such series" and replacing it with the phrase "Sections 1002 through 1009, inclusive, Sections 1013 through 1016, inclusive, and Sections 1018 through 1023, inclusive, with respect to the Securities"

               (b) deleting the phrase "Outstanding Securities of such series," and replacing it with the phrase "Outstanding Securities, or in the case of the obligation of the Company to make and consummate an offer with respect to an Asset Sale or Asset Sales in accordance with Section 1017, the Holders of at least 75% in principal amount of the Outstanding Securities,"



          (N)  By amending Section 1011 (Company Statement as to Compliance) by:

               (a)  adding the following sentence before the first paragraph:

                    The Company shall notify the Trustee within 10 Business Days of the occurrence of any Default.

               (b) deleting the phrase "within 120 days after the end of each fiscal year" and replacing it with the phrase "on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year"

          (O)  By adding the following Sections to Article X as follows:


          Section 1013. Purchase of Securities upon a Change of Control Event.

               (a) If a Change of Control Event occurs, each Holder of Securities will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder's Securities pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer to purchase all of the Securities, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), in accordance with the other procedures set forth in subsections (b), (c), (d) and
          (e) of this Section 1013.

               (b) Within 30 days of any Change of Control Event or, at the Company's option, prior to any Change of Control but after it is publicly announced the Company must notify the Trustee and give written notice of the Change of Control Event to each Holder of Securities, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

               (1) that a Change of Control Event has occurred and the date of such event;

               (2) the circumstances and relevant facts regarding such Change of Control Event, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Event;

               (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to
                    Section 1022), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

               (4) that the Change of Control Offer is being made pursuant to this Section 1013 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (5) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, but shall be no earlier than the consummation of the Change of Control or such later date as is necessary to comply with requirements under the Exchange Act;

               (6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

               (7) that Securities must be surrendered prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in
                    Section 1002 to collect payment;

               (8) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

               (9) that any Security not tendered will continue to accrue interest;

               (10) that, unless the Company defaults in the payment of the
                    Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

               (11) other procedures that a holder of Securities must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

               (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
          Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1013 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice on or prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

               (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1013, the Company shall choose a Paying Agent which shall not be the Company.

               (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

                    (1)  the name of the Holder;

                    (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

                    (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                    (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

                    (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

               (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph
          (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the second Business Day following the Change of Control Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to a tender withdrawn in accordance with the provisions of paragraph (e) to the Company together with interest, if any, thereon.

               (g) Failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due constitutes a Default and will provide the Trustee and the Holders of the Securities the rights described under Section 501.

               (h) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

               (i) The Company will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

               (j) The Company may elect to make a Change of Control Offer after the occurrence of a Change of Control but before the occurrence of a Rating Decline in which case the Company will not be required to make an additional Change of Control Offer upon a Rating Decline so long as the Company satisfied the requirements applicable to a Change of Control Offer and purchased all Securities validly tendered and not withdrawn upon such Change of Control

          Offer.


          Section 1014. Limitation on Indebtedness

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.0 for any calculation made on or prior to June 25, 2003 and 2.25:1.0 for any calculation made thereafter.

               Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

               (1) Indebtedness of the Company (and Guarantees by the Guarantors of such Indebtedness) under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed

                    (a) $400 million under any term loans made pursuant thereto, minus all principal payments made in respect of any term loans and

                    (b) $400 million under any revolving credit facility or in respect of letters of credit thereunder;

               (2) Indebtedness of the Company pursuant to the Securities and Indebtedness of any Guarantor pursuant to a Guarantee of the Securities;

               (3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the First Supplemental Indenture, and not otherwise referred to in this definition of "Permitted Indebtedness;"

               (4)  Indebtedness of the Company owing to a Restricted
                    Subsidiary;

                    -- provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note and is unsecured and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Securities;

                    -- provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer (x) to a Restricted Subsidiary or (y) pursuant to the Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (4);

               (5) Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer (x) to the Company or a Restricted Subsidiary or (y) pursuant to the Credit Facility) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5), and (b) any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to the Company or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (5);

               (6) Guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 1018;

               (7) obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business

                    (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding,

                    (b) under any Currency Hedging Agreements, relating to (1) Indebtedness of the Company or any Restricted Subsidiary and/or (2) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

                         provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or

                    (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

               (8) Indebtedness of the Company or any Restricted Subsidiary represented by industrial revenue bonds or Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (8) not to exceed the greater of (x) $35 million or (y) 5% of Consolidated Tangible Net Worth outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (8) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

               (9) letters of credit to support workers compensation obligations and bankers acceptances and performance bonds, surety bonds, appeal bonds and performance guarantees, of the Company or any Restricted Subsidiary, in each case, in the ordinary course of business consistent with past practice;

               (10) any renewals, extensions, substitutions, refundings,
                    refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to the ratio test in the first paragraph of this covenant or described in clauses
                    (2) and (3) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (a) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (1) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (2) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

               (11) Indebtedness of the Company or any Guarantor in addition to that described in clauses (1) through (10) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50 million outstanding at any one time in the aggregate.

               For purposes of determining compliance with this Section 1014, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify or later reclassify in whole or in part in its sole discretion such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.


          Section 1015. Limitation on Restricted Payments.

               (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

               (1) declare or pay any dividend on, or make any distribution to Holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

               (2) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock;

               (3) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

               (4) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

               (5) make any Investment in any Person (other than any Permitted Investments);

          (any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless

               (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

               (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under
                    Section 1014; and

               (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the First Supplemental Indenture and all Designation Amounts (as such term is defined under Section 1021) does not exceed the sum of:

                    (A)  50% of the aggregate Consolidated Net Income of the

                         Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter beginning after the date of the First Supplemental Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                    (B) the aggregate Net Cash Proceeds received after the date of the First Supplemental Indenture by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                    (C) the aggregate Net Cash Proceeds received after the date of the First Supplemental Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                    (D) the aggregate Net Cash Proceeds received after the date of the First Supplemental Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the First Supplemental Indenture, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); and

                    (E)  (a)  in the case of the disposition or repayment of any
                              Investment constituting a Restricted Payment made after the date of the First Supplemental Indenture, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes (to the extent not reflected in Consolidated Net Income), and

                         (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary provided that such amount shall not in any case exceed the aggregate amount of the Restricted Payments deemed made at the time or after the Subsidiary was designated as an Unrestricted Subsidiary.

               (b) Notwithstanding the foregoing, and in the case of clauses (3) through (6) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (5) being referred to as a "Permitted Payment"):

               (1) the payment of any dividend within 120 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) or clause (b)(6) of this section; however such payment shall be deemed to have been paid on such date of declaration and shall be deemed not to be a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

               (2) the repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in connection with a cashless or similar exercise under the Company's employee stock option plans or employee benefit plans then in effect;

               (3) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

               (4) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section; and

               (5) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness

                    (a) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;

                    (b) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

                    (c) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities;

                    (d) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced; and

               (6) the declaration of dividends in an amount not to exceed the following amounts that the Company reported in its consolidated financial statements included in its public filings reports with respect to each of the fiscal quarters in each year during the term of the Securities described below (the "Permitted Dividend Amount"):

                    FISCAL QUARTER                     PERMITTED DIVIDEND AMOUNT
                    --------------                     -------------------------
                      1st Quarter                             $23,881,000
                      2nd Quarter                              47,760,000
                      3rd Quarter                              35,820,000
                      4th Quarter                              35,820,000

               ; provided that the Permitted Dividend Amount shall increase (or decrease, as the case may be) by $1.02 (as such $1.02 shall be adjusted pursuant to paragraph (d) below for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions) per fiscal year (allocated to each fiscal quarter in such fiscal year in the same proportion as the Permitted Dividend Amount was allocated immediately before such increase (or decrease as the case may be)) for each share of Common Stock issued and outstanding on the record date for any dividend in excess of (or less than, as the case may be) the number of shares of Common Stock issued and outstanding on January 10, 2001, provided that any such share was issued (x) at fair market value or (y) pursuant to options or otherwise in accordance with the Company's employee stock option, purchase or other benefit plans provided that, in the case of share issuances in excess of $15 million in a single or series of related transactions pursuant to clause (x), such fair market value has been determined by the Board of Directors of the Company; provided further, that if prior to the date of declaration of the second dividend declared after the Company has available regular audited annual financial statements for the year ending June 25, 2003, the Company's EBITDA minus the greater of (x) $140 million and (y) the Company's Capital Expenditures (the "Adjusted Free Cash Flow") with respect to the four consecutive fiscal quarters ending with the fiscal quarter listed below (the "Measurement Period") for which the Company has available, as of the date of a dividend declaration, regular unaudited quarterly or audited annual financial statements, does not exceed the amount (the "Minimum Adjusted Free Cash Flow") set forth in the chart below with respect to the Measurement Period:

                LAST FISCAL QUARTER                             MINIMUM ADJUSTED
               OF MEASUREMENT PERIOD                             FREE CASH FLOW
               ---------------------                            ----------------
                  3rd Quarter 2001                                 $80,000,000
                  4th Quarter 2001                                  80,000,000
                  1st Quarter 2002                                 275,000,000
                  2nd Quarter 2002                                 350,000,000
                  3rd Quarter 2002                                 375,000,000
                  4th Quarter 2002                                 400,000,000
                 Each Quarter 2003                                 350,000,000


               then the Permitted Dividend Amount for any fiscal quarter during which the dividends so declared are to be paid shall be reduced on a dollar-for-dollar basis (but not below zero) by the amount that the Company's Adjusted Free Cash Flow is less than the Minimum Adjusted Free Cash Flow during the applicable Measurement Period; provided, further, beginning with the second dividend declared after the Company has available regular audited annual financial statements for the year ending June 25, 2003 and thereafter, no dividends may be declared pursuant to this clause
               (6) unless the Company satisfies each of the following tests as of the date of declaration:

               (1) The Company's ratio as of the last day of the most recent fiscal quarter for which the Company has regular quarterly or annual financial statements of (a) Funded Debt outstanding on the last day of such fiscal quarter to (b) EBITDA for the four fiscal quarters ending on such last day shall be less than 1.5:1.0;

               (2) The Company's ratio as of the last day of the most recent fiscal quarter for which the Company has regular quarterly or annual financial statements of (a) Adjusted Funded Debt outstanding on the last day of such fiscal quarter to (b) EBITDAR for the four fiscal quarters ending on such last day shall be less than, with respect to any period through fiscal 2004, 4.0:1.0 and thereafter 3.5:1.0;

               (3) The Company's ratio as of the last day of the most recent fiscal quarter for which the Company has regular quarterly or annual financial statements of (a) EBITDAR to (b) the sum of Consolidated Interest Expense plus Consolidated Rental Expense, in each case, for the four fiscal quarters ending on such last day shall exceed 2.25:1.0; and

               (4) The Company's Tangible Net Worth shall exceed at the end of the most recent fiscal quarter for which the Company has regular quarterly or annual financial statements $800 million for any calculation made prior to the last day of fiscal 2004 and $900 million thereafter.

               (c) For clarity purposes only, all calculations made pursuant to clause (6) of paragraph (b) of this Section shall be based upon the Company's most recently available quarterly or annual financial statements, as the case may be.

               (d) The $1.02 increase (or decrease, as the case may be) in the Permitted Dividend Amount per fiscal year for each share of Common Stock issued and outstanding on the record date for any dividend in excess of (or less than, as the case may be) the number of shares of Common Stock issued and outstanding on January 10, 2001, as specified earlier, shall be adjusted:

               (1) in the case of a stock split, by multiplying such $1.02 by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding before such stock split and the denominator of which is the number of shares of Common Stock issued and outstanding after such stock split;

               (2) in the case of a stock dividend, by multiplying such $1.02 by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding before such stock dividend and the denominator of which is the number of shares of Common Stock issued and outstanding after such stock dividend;

               (3) in the case of a reverse stock split, by multiplying such $1.02 by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding before such reverse stock split and the denominator of which is the number of shares of Common Stock issued and outstanding after such reverse stock split; and

               (4) in the case of a reclassification, recapitalization, stock consolidation or other similar transaction, as reasonably determined by the Board of Directors of the Company.

          Section 1016. Limitation on Transactions with Affiliates.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and

               (1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,

               (2) with respect to any transaction or series of related transactions involving aggregate value in excess of $5 million the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

               (3) with respect to any transaction or series of related transactions involving aggregate value in excess of $15 million, either

                    (a) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

                    (b) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

          provided, however, that this provision shall not apply to (i) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Subsidiary as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith or (ii) any transaction, including the payment of dividends, permitted as a Permitted Payment, Permitted Investment or Restricted Payment pursuant to the covenant described in Section 1015.


          Section 1017. Limitation on Sale of Assets.

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) at least 75% of the consideration from such Asset Sale other than Asset Swaps is received in cash or Cash Equivalents and (2) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution); provided that the amount of:

               (i) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such transferee that are within 20 days converted, sold or exchanged by the Company or such Restricted Subsidiary into cash (to the extent of the cash received);

               (ii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Sale; and

               (iii) any payment, or assumption, of Indebtedness which is secured by the assets sold in the Asset Sale,

          shall be deemed "cash" for purposes of this provision. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received, may not exceed the greater of (x) $70 million in aggregate or (y) 10% of the Company's Consolidated Tangible Net Worth over the term of the Securities, at the time of the receipt of the Designated Noncash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

               With respect to an Asset Swap constituting an Asset Sale, the Company or any Restricted Subsidiary shall be required to receive in cash (as such term is deemed to be defined for purposes of this clause
          (a)) or Cash Equivalents an amount equal to 75% of the proceeds of the Asset Sale which do not consist of like-kind assets acquired with the Asset Swap.

               (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Indebtedness under the Credit Facility then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under the Credit Facility, or if no such Indebtedness under the Credit Facility is then outstanding, then the Company or a Restricted Subsidiary may within 30 days before or 360 days after the Asset Sale invest an amount up to the Net Cash Proceeds in properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the First Supplemental Indenture or in businesses reasonably related or reasonably incidental thereto. The amount of such Net Cash Proceeds not used or invested within 30 days before or 360 days after the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

               (c) When the aggregate amount of Excess Proceeds exceeds $20 million or more, the Company will apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

                    (A) the Company will make an offer to purchase (an "Offer") from all Holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered), and

                    (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness (or accreted value in the case of Indebtedness issued with original issue discount), the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount (or accreted value) of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness.

          The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the

          Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis, with such Securities being purchased only in denominations of $1,000 or multiples thereof. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

               (d) If the Company becomes obligated to make an Offer pursuant to clause (c) above, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

               (e) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

               (f) Subject to paragraph (e) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $20 million, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

                    (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

                    (2)  the Offer Date;

                    (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph
                         (c) of this Section;

                    (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to
                         Section 1022), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports,
                         (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

                    (5)  the Offered Price;

                    (6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                    (7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                    (8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

                    (9)  the procedures for withdrawing a tender; and

                    (10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offered Date.

               (g) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice on or prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1017 if the Company receives, not later than the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Company.

               (h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or next day funds if such deposit is made by 9:00 a.m. (New York time) on the date prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this Section 1017, the Company shall choose a Paying Agent which shall not be the Company.

               Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the second Business Day following the Offer Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with paragraph (h)) to the Company together with interest or dividends, if any, thereon.

               (i) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

               (j) If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security.

               (k) Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

               (l) The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.


          Section 1018. Limitation on Issuances of Guarantees of Indebtedness.

               (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to Section 1006 and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities. Notwithstanding the foregoing, a Subsidiary (which is not a Guarantor) whether or not existing as of the date of the First Supplemental Indenture, shall not have any obligation to provide a Guarantee of the Securities or securities of any series issued under this Indenture, except as set forth in this Section 1018.

               (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any conveyance, sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries and, with respect to any Guarantees created after the date of the First Supplemental Indenture, the release by the holders of the Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).


          Section 1019. Limitation on Subsidiary Preferred Stock.

               (a) The Company will not permit any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (1) Preferred Stock issued or sold to, held by or transferred to the Company or a Restricted Subsidiary, and (2) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). This clause (a) shall not apply upon the acquisition of all the outstanding Preferred Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.

               (b) The Company will not permit any Person (other than the Company or a Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except upon the acquisition of all the outstanding Preferred Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.


          Section 1020. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

               The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

               (1) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits,

               (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

               (3) make any Investment in the Company or any other Wholly Owned Restricted Subsidiary or

               (4) transfer any of its properties or assets to the Company or any other Wholly Owned Restricted Subsidiary.

               However, this covenant will not prohibit any encumbrance or restriction (1) pursuant to an agreement in effect on the date of the First Supplemental Indenture; (2) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the date of the First Supplemental Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (3) under the Credit Facility; (4) pursuant to any agreement governing any Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness as to the assets financed with the proceeds of such Indebtedness; (5) pursuant to any agreement permitted under clause (i) of the definition of Permitted Lien as to the assets securing the Permitted Lien; (6) pursuant to intercompany indebtedness incurred by a foreign Subsidiary owing to the Company or a Restricted Subsidiary which Indebtedness does not exceed $10 million; (7) contained in any Acquired Indebtedness or other agreement of an entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries so long as such encumbrance or restriction was not entered into in contemplation of the acquisition, merger or consolidation transaction;
          (8) under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (7) or in this clause (8), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.


          Section 1021. Limitation on Unrestricted Subsidiaries.

               The Company may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

               (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 1015 in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

               (c) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under
                    Section 1014 at the time of such Designation (assuming the effectiveness of such Designation);

               (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

               (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

               (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

               In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1015 for all purposes of this Indenture in the Designation Amount.

               The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

               (a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted

                    Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), other than Permitted Investments in Unrestricted Subsidiaries, or

               (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

               The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

               (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

               (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

               (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under
                    Section 1014.

               All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.


          Section 1022. Provision of Financial Statements.

               Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject.

               The Company will also in any event (a) within 15 days of each Required Filing Date (1) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

               If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to this Indenture.


          Section 1023. Insurance.

               The Company will, and will cause each of its Restricted Subsidiaries to:

               (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles and self-insurance amounts) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Company and its Restricted Subsidiaries, it being understood that the Company and its Restricted Subsidiaries are self-insured in substantial amounts with respect to various insurable risks; and

               (b) maintain all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.


          Section 1024. Fall Away Event.

               In the event of the occurrence of a Fall Away Event, the covenants and provisions described above under Section 1013, Section 1014, Section 1015, Section 1016, Section 1017, Section 1019, Section 1020, Section 1021 and Section 1022, the additional provisions described under Article VIII, paragraphs (4) and (10) of Section 501 and provisions relevant thereto (including any definitions) shall each no longer be in effect for the remaining term of the Securities; provided that the covenant described within the last paragraph of
          Section 1006 and the definitions relevant thereto shall thereafter become in effect; provided that any Liens incurred prior to the Fall Away Event shall be deemed permitted under such covenant whether or not such Liens would otherwise be permitted.

               As a result, upon the occurrence of a Fall Away Event, the Holders of Securities will be entitled to substantially reduced covenant protection, even if the Securities do not continue to be rated at the Investment Grade level.


          (P)  By adding the following Section to Article XI:


          Section 1108. Optional Redemption.

               After April 1, 2005, the Company may redeem all or a portion of the Securities, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 1 of the years indicated below:

               YEAR                                                      PRICE
               ----                                                     --------
               2005.................................................    104.438%
               2006.................................................    102.219%

          and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

               In addition, at any time prior to April 1, 2004, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price equal to 108.875% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must complete such redemption within 60 days of the closing of the Public Equity Offering.

               If less than all of the Securities are to be redeemed, the Trustee shall select the notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not listed by such method the Trustee shall deem fair and reasonable. Securities redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to a Public Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary).

          (Q)  By amending Article XVI:

               (a) by deleting Section 1604 (Release of Guarantors) in its entirety; and

               (b) by deleting Section 1605 (Additional Guarantors) in its entirety.


          (R) By amending the entire Base Indenture by deleting, in all instances, the phrase "date of the indenture" and replacing it, in all instances, with the phrase "date of the First Supplemental Indenture"



         SECTION 2. Attached as Exhibit A is the form of Security for the Securities to be issued under this Indenture.

         SECTION 3. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

         SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         SECTION 5. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 6. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

         SECTION 7. Nothing in this First Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 8. This First Supplemental Indenture and each Security shall be deemed to a contract made under the laws of the State of New York and this First Supplemental Indenture and each such Security shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. All terms used in this First Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

         SECTION 10. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                             WINN-DIXIE STORES, INC.
                                             as Issuer


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             ASTOR PRODUCTS, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             CRACKIN' GOOD, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             DEEP SOUTH PRODUCTS, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             DIXIE PACKERS, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             MONTEREY CANNING CO.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE CHARLOTTE, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE LOGISTICS, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE LOUISIANA, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE MONTGOMERY, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE PROCUREMENT, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WINN-DIXIE RALEIGH, INC.
                                             as Guarantor


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

                                             WILMINGTON TRUST COMPANY,
                                             as Trustee,


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


___________________________________
Name:
Title:

STATE OF                       )
                               )  ss.:
COUNTY OF                      )

         On the _______ day of ______________, 2001, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of WINN-DIXIE STORES, INC., ASTOR PRODUCTS, INC., CRACKIN' GOOD, INC., DEEP SOUTH PRODUCTS, INC., DIXIE PACKERS, INC., MONTEREY CANNING CO., WINN-DIXIE CHARLOTTE, INC., WINN-DIXIE LOGISTICS, INC., WINN-DIXIE LOUISIANA, INC., WINN-DIXIE MONTGOMERY, INC., WINN-DIXIE PROCUREMENT, INC., WINN-DIXIE RALEIGH, INC. each of which are corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                       _________________________________________
                                       Name:


Notary Public
State of
My Commission expires on

STATE OF                       )
                               )  ss.:
COUNTY OF                      )


On the _______ day of ______________, 2001, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he/she is ___________________ of WILMINGTON TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.


                                       _________________________________________
                                       Name:


Notary Public
State of
My Commission expires on

                           EXHIBIT A: FORM OF SECURITY


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                                              [Face of the Note]

                             WINN-DIXIE STORES, INC.
                               ------------------

                          8 7/8% SENIOR NOTE DUE 2008

                                                           CUSIP NO. 974280 AB 5

No. __________                                             $300,000,000


         Winn-Dixie Stores, Inc., a Florida corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________ or registered assigns, the principal sum of $300,000,000 United States dollars on April 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon from March 29, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing October 1, 2001 at the rate of 8-3/8% per annum, subject to adjustments as described in the second following paragraph, in

United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

         Payment of the principal of, or any premium or interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose, or at such other office or agency as may be maintained for such purpose, in dollars or other equivalent units of legal tender for payment of public or private debts in the United States of America; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Security is entitled to the benefits of Guarantees by each of the Guarantors of the due and punctual payment and performance of the Guaranteed Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article XVI of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

Dated:                                 WINN-DIXIE STORES, INC.


                                       By: _____________________________________

                                       Title: __________________________________

Attest:


_____________________________________
Authorized Officer


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This Security is one of the 8 7/8% Senior Notes due 2008 referred to in the within-mentioned Indenture.

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee



                                       By: _____________________________________
                                           Authorized Signatory

                                                           [Reverse of the Note]



                             WINN-DIXIE STORES, INC.
                            8 7/8% Senior Note due 2008

         This Security is one of a duly authorized issue of Securities of the Company designated as its 8 7/8% Senior Notes due 2008 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $300,000,000, issued under and subject to the terms of both an indenture, dated as of December 26, 2000 (herein called the "Base Indenture") and a First Supplemental Indenture, dated as of March 29, 2001 (herein called the "First Supplemental Indenture" and collectively with the Base Indenture, the "Indenture") among the Company, the Guarantors and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Base Indenture, First Supplemental Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

         The Securities are subject to redemption at any time on or after April 1, 2005, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 1 of the years indicated below:

                                                          REDEMPTION
         YEAR                                                PRICE
         ----                                             ----------
         2005...........................................   104.438%
         2006..........................................    102.219%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

         In addition, at any time prior to April 1, 2004, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.875% of the aggregate principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the initial aggregate principal amount of Securities must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must complete such redemption within 60 days of the closing of the Public Equity Offering.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities. Securities redeemed in part must be redeemed only in integral multiples of $1,000. Redemption pursuant to the provisions relating to a Public Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

         Upon the occurrence of a Change of Control Event, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

         Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Indebtedness under the Credit Facility then outstanding or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the business of the Company or its Restricted Subsidiaries existing on the date of the First Supplemental Indenture or in businesses reasonably related or reasonably incidental thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities which Securities and Indebtedness are purchased at the option of the Holder as described in this Indenture.

         In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders or with the consent of the Holders of 75% of the Securities) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         The Securities are subject to defeasance or covenant defeasance in accordance with the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

         This Security is a global Security and is exchangeable for a definitive certificated Security only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the global Security and no successor depositary is appointed by the Company within 90 days, (y) the Company, in its sole discretion, executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (z) there shall have occurred and be continuing an Event of Default with respect to such Securities. Upon any such occurrence, if the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities, the Company shall deliver to the Trustee definitive securities and the Trustee is then required to authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                              SUBSIDIARY GUARANTEE


         For value received, each of the Guarantors named (or deemed herein to be named) below hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the Holder of this Security the payment of principal of, and premium, if any, and interest on this Security upon which these Subsidiary Guarantees are endorsed in the amounts and at the time when due and payable, whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and the Indenture. This Subsidiary Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee to be duly executed.


Dated:
                                        ASTOR PRODUCTS, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        CRACKIN' GOOD, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        DEEP SOUTH PRODUCTS, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________

                                        DIXIE PACKERS, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        MONTEREY CANNING CO.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        WINN-DIXIE CHARLOTTE, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        WINN-DIXIE LOGISTICS, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        WINN-DIXIE LOUISIANA, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________

                                        WINN-DIXIE MONTGOMERY, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        WINN-DIXIE PROCUREMENT, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________



                                        WINN-DIXIE RALEIGH, INC.
                                        as Guarantor


                                        By: ____________________________________

                                        Title: _________________________________

Attest:



_____________________________________